Exhibit 6.8

Certain confidential information in this Exhibit has been omitted and replaced with

“[***]” because it is not material and would be competitively harmful if publicly disclosed.

MEMBERSHIP INTEREST SALES AGREEMENT

MEMBERSHIP INTEREST SALES AGREEMENT (the “Agreement”) dated as of March 20, 2020 by and between [***], a [***] (the “Seller”) and [***], a [***] (the “Purchaser”).

WHEREAS, the Seller owns [***] of [***], a [***] (the “Company”), consisting of [***] Common Units and [***] (the “Preferred Units”) which represent [***] of all of the issued and outstanding units of Company;

WHEREAS, the Company has consented to the sale of the Membership Interests to be conveyed hereby, pursuant to the pertinent provisions of the Company’s Limited Liability Company Agreement dated as of December 19, 2018 as is expected to be amended by the 2020 Amendment to the Operating Agreement on the date herewith subject to the consummation of the Closing (the “2020 Amendment”) (collectively, the Operating Amendment and the 2020 Amendment being, the “Operating Agreement”);

WHEREAS, the Purchaser wishes to purchase the Preferred Units held by the Seller and Seller wishes to convey such Preferred Units to the Purchaser, all upon the terms and subject to the conditions herein set forth (the “Transferred Membership Interest”); and

WHEREAS, upon consummation of the Transferred Membership Interest, Purchaser shall be the owner of [***] Preferred Units of the Company representing [***] of all of the issued and outstanding units of Company. Seller shall remain owner of [***] Common Units of the Company, representing [***] of all the issued and outstanding units of the Company.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I.                        Definitions. Capitalized terms used, and not defined, herein shall have the meanings ascribed to them in Operating Agreement.

“Company Assets” shall mean the Property and all of the other assets, properties and rights of the Company, tangible and intangible.

“Contract” means any contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or consensual obligation, whether written or oral.

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

“Environmental Law” means any law relating to the environment, natural resources, pollutants, contaminants, wastes, chemicals or public health and safety, including any law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater or soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety or (h) the protection of wildlife, marine sanctuaries and wetlands, including all endangered and threatened species.

“Knowledge”: (a) an individual will be considered to have “Knowledge” of a fact or matter if the individual is actually aware of the fact or matter, after a reasonably comprehensive investigation concerning the existence

1

of the fact or matter; (b) an entity will be considered to have “Knowledge” of a fact or matter if any individual who is serving as a director, manager (of a limited liability company) or executive officer, member, executor or trustee of that entity has, or at any time had, Knowledge of the fact or matter.

“Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated, due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles.

“Occupational Safety and Health Law” means any law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority or arbitrator

“Tax” means any federal, state, local, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment.

“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

II.         Sale of Membership Interests.

2.1                    Purchase and Sale of the Transferred Membership Interests. The Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from the Seller, the Transferred Membership Interests of the Seller, free and clear of Encumbrances of any kind for the sum of [***] (the “Purchase Price”) paid upon the execution of this Agreement by wire transfer of immediately available funds to an account previously designated in writing by the Seller.

2.2                    Closing of the Purchase. The closing of the purchase and sale of the Transferred Membership Interests and the payment of the Purchase Price (the “Closing”) shall take place on the date hereof electronically. At the Closing, the Seller will cause all of the Members of the Company to execute the 2020 Amendment and will deliver a copy to Purchaser. At the Closing the Seller will execute and deliver the Assignment of Membership Interest evidencing Seller's transfer of the Transferred Membership Interests to the Purchaser and the Company will record in its books and records the Purchaser as the owner of the Transferred Membership Interests. For the avoidance of doubt, the parties hereby agree that the Closing will be deemed to have occurred on the date of this Agreement (the “Effective Date”).

III.       Representations and Warranties of the Seller.

The Seller hereby represents and warrants that that as of the Closing the statements set forth in this Article III are true and correct. All Seller’s representations herein shall survive the Closing.

3.1                    Organization and Good Standing. Each of the Company and the Seller is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Connecticut and/or Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Neither the Company nor the Seller does business in any state other than Connecticut. The copies of the Operating Agreement, including Schedule A, delivered by the Seller to the Purchaser are true correct and complete and contain all amendments through the date of the Closing.

3.2                    Due Authorization. The Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution,

2

delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the managers and members of the Seller. The Seller has duly and validly executed and delivered this Agreement. The Seller has full legal capacity to transfer the Transferred Membership Interests to Purchaser, free and clear of any Encumbrances. This Agreement constitutes a valid and binding agreement on the part of the Seller and is enforceable against the Seller in accordance with its terms.

3.2                    No Consents; No Contravention. To the Knowledge of Seller the execution, delivery and performance by the Seller of this Agreement and the delivery of the Transferred Membership Interests require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and do not contravene, or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding upon the Seller or applicable to the Transferred Membership Interests.

3.3                    No Encumbrance. The Transferred Membership Interests being purchased by the Purchaser are free and clear of all Encumbrances of any kind.

3.4                    Intentionally Omitted.

3.5                    Title. The Company has been issued a Title Report insuring the Company as title owner of the Property.

3.6                    Intentionally Omitted.

3.7                    Taxes. The Company and the Seller have timely filed all Tax Returns that they were required to file in accordance with applicable laws, and each such Tax Return is accurate and complete in all material respects. The Seller, the Company and their Members have timely paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other Taxes (whether or not shown on any Tax Return) that are due and payable. All Taxes that the Company is required by law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, independent contractor, creditor, member, or other Person, have been duly withheld or collected. To the extent required by applicable law, all such amounts have been paid over to the proper governmental authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.

3.8                    Environmental, etc. To Seller’s Knowledge, the Company has not received any written notice, report or other written communication or information regarding (i) any actual violation of, or failure to comply with, any Environmental Law or Occupational Safety and Health Law, or (ii) any material Liability or potential Liability, including any investigatory, remedial or corrective obligation in excess of $100,000, relating to the Company or the Property.

3.9                    Litigation. To Seller’s Knowledge, there are no pending Proceedings by or against the Company or the Seller that would have adverse material affect on the Company’s ownership of the Property. To the Seller’s Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding that would have an adverse material affect on the Company’s ownership of the Property.

3.10                 Intentionally Omitted.

IV.               Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants that as of the Closing the statements set forth in this Article IV are true and correct.

4.1                    Organization. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

4.2                    Due Authorization. The Purchaser has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution,

3

delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the managers and members of the Purchaser. The Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes a valid and binding agreement on the part of the Purchaser and is enforceable against the Seller in accordance with its terms.

4.3                    No Consents; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and does not contravene, or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding upon the Purchaser.

V.                  Conditions to Closing.

5.1                    Accuracy of Representations. Each of the representations and warranties of the Parties contained in Section 3 and 4 are true and correct in all respects.

5.2                    No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, entered, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Transferred Membership Interests contemplated by this Agreement.

5.3                    Indemnification and Release. The Seller shall, to the fullest extent permitted under applicable law, indemnify and hold the Purchaser harmless against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses including without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against, resulting from, imposed upon or incurred or suffered by the Purchaser as a result of, arising out of or relating to any circumstance, event or condition with respect any representation, statement, act or failure to act by the Seller in connection with Seller’s ownership of the Transferred Membership Interests prior to the Closing. The Purchaser shall, to the fullest extent permitted under applicable law, indemnify and hold the Seller harmless against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses including without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against, resulting from, imposed upon or incurred or suffered by the Selleras a result of, arising out of or relating to any circumstance, event or condition with respect any representation, statement, act or failure to act by the Purchaser in connection with the purchase of the Transferred Membership Interests prior to the Closing. This provision shall survive the Closing to the earlier of (a) 6 months from Closing; or (b) the fully executed Revised Operating Agreement (as those terms are defined in the 2020 Amendment).

5.4                    Notice of Claim. Either Party shall give the other Party prompt notice of any claim that has given or could give rise to a right of indemnification under this Agreement.

VI.               Miscellaneous.

6.1                    Binding Effect; Assignment. Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

6.2                    Entire Agreement. Except as contemplated under the 2020 Amendment, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.3                    Amendment. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

6.4                    Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, regardless of the law that might be applied under principles of conflicts of law.

4

6.5                    Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.6                    Notices. All notices and other communications provided for herein shall be in writing to the respective parties at their respective addresses as set forth herein and shall be deemed to have been duly given when received or via email upon confirmation of receipt from the recipient.

6.7                    No Assignment. Neither Party shall be permitted to assign the Agreement without the written consent of the other Party.

6.8                    Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any of which may be executed and transmitted by facsimile or pdf., and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures to follow on next page]

5

IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement as of the date set forth above.

SELLER:

[***]

By:	/s/ [**]
Name: [***]
Title: [***]

PURCHASER:

[***]
By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]